Exhibit 31.2
I, Valerie C. Toalson, certify that:
1.	I have reviewed this Annual Report on Form 10-K/A of BankAtlantic Bancorp, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Valerie C. Toalson Valerie C. Toalson,
Chief Financial Officer
Date: April 29, 2008